Exhibit 10.42
INCREASES IN SALARIES OF MICHAEL FITZGERALD AND EDWARD RAMIREZ
EFFECTIVE MAY 1, 1007
     Effective May 1, 2007, Toreador Resources Corporation increased the annual base salary of Michael FitzGerald – Executive Vice President – Exploration and Operations to $280,000 and the annual base salary of Edward Ramirez – Senior Vice President – Exploration and Production to $230,000.